Exhibit 99.2


NEWS RELEASE FROM:
                                 DOTRONIX, INC.
                           (OTC Bulletin Board: DOTX)

FOR RELEASE: NOVEMBER 25, 2003


                 DOTRONIX REPORTS RESULTS FOR THE FIRST QUARTER
                            ENDED SEPTEMBER 30, 2003

ST. PAUL, MN, November 25, 2003 DOTRONIX, INC. (OTC BULLETIN BOARD: DOTX) announced its first quarter results today.

Fiscal 2004 first quarter sales were $317,000 (quarter ended September 30,
2003) and $642,000 in the first quarter of 2003 (the quarter ended September 30, 2002).

The net loss in the first quarter of 2003 was $121,000, or $0.03 per share. In the first quarter of the previous year the net loss was $270,000 or $0.06 per share.


Results Summary for the Quarters  Ended September  30

                         (In thousands except per share)


                                                      2003            2002
                                                      ----            ----

Net Sales                                            $  317          $  642

Net loss                                             $ (121)         $ (270)

Net loss per share                                   $(0.03)         $(0.06)


Contact information: Robert V. Kling
                     651-633-1742